Exhibit 5.1

Albany Atlanta Brussels Denver Los Angeles	www.mckennalong.com	New York Philadelphia Sacramento San Diego San Francisco Washington, DC

Thomas Wardell (404) 527-4990		email address twardell@mckennalong.com

February 22, 2012

Board of Directors

China Recycling Energy Corporation

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi’an City, Shaanxi Province, China

Re: Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to China Recycling Energy Corporation, a Nevada corporation (the “Company”), in connection with the resale registration statement (the “Registration Statement”) on Form S-3 filed today by the Company with the Securities and Exchange Commission (the “Commission”)  under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale of 20,462,555 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), by those certain selling stockholders named in the Registration Statement (the “Selling Stockholders”) pursuant to Rule 415 under the Securities Act.  This opinion letter is being rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

In connection with this opinion, we have examined such documents and considered such legal matters deemed by us to be relevant to this opinion letter and the Registration Statement, including the applicable statutory provisions and related rules and regulations of Chapter 78 of the Nevada Revised Statutes and the reported judicial decisions interpreting those laws, the Articles of Incorporation of the Company, the Fourth Amended and Restated Bylaws of the Company and the authorizing resolutions of the Company’s Board of Directors.  We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company and the Selling Stockholders. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or competency of such factual statements.

Board of Directors

February 22, 2012

Our opinion is limited to applicable statutory provisions of Chapter 78 of the Nevada Revised Statutes and the reported judicial decisions interpreting those laws, and federal laws of the United States of America to the extent referred to specifically herein.  We do not express any opinion herein concerning any other laws.  We are not members of the Bar of the State of Nevada; however, we are generally familiar with the Nevada Revised Statutes as currently in effect and have made such inquiries as we consider necessary to render the opinion contained herein.   We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.  We express no opinion regarding the Securities Act, or any other federal or state laws or regulations.

Based upon the foregoing, and in reliance thereon, it is our opinion that the shares of Common Stock which are issued and outstanding and held by the Selling Stockholders are duly authorized, validly issued, fully paid and non-assessable.

No opinion may be implied or inferred beyond the opinion expressly stated in the paragraph immediately above.  Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/	McKenna Long & Aldridge LLP

McKenna Long & Aldridge LLP

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